UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	June 28, 2006

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-51028	39-1576570
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

401 Charmany Drive, Madison, Wisconsin 53719
(Address of principal executive offices, including zip code)

(608) 238-8008
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On June 28, 2006, Charles H. Thompson notified the Board of Directors of First Business Financial Services, Inc. (the “Company”) of his intent to retire from his roles as Chairman of the Board and a Director of the Company, effective July 17, 2006. The Board appointed Jerome J. Smith to replace Mr. Thompson as Chairman, effective July 17, 2006. In addition, Mr. Smith informed the Board of his intent to retire as Chief Executive Officer, effective no later than January 2, 2007. Corey A. Chambas was appointed by the Board to succeed Mr. Smith as Chief Executive Officer effective at the time of Mr. Smith’s retirement.

        Corey Chambas, age 44, has served as President and Chief Operating Officer of the Company since February, 2005, and as a Director since July, 2002. He served as Executive Vice President of the Company from July, 2002 to February, 2005. He has also served as Chief Executive Officer of First Business Bank, a subsidiary of the Company, since July, 1999. He served as President of First Business Bank from July, 1999 to February, 2005. He currently serves as a Director of First Business Bank and other subsidiaries of the Company.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits.	The following exhibit is being filed herewith:

(99.1)	Press Release of First Business Financial Services, Inc., dated June 30, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.
Date: June 30, 2006	By: /s/ James F. Ropella
James F. Ropella
Senior Vice President and Chief Financial
Officer

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99.1	Press Release of First Business Financial Services, Inc., dated June 30, 2006.